Execution Version

AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
NFE FLNG 2 PARENT LLC
Dated as of September 11, 2026

THE SECURITIES REPRESENTED BY THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, OFFERED, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM.
THE SECURITIES REPRESENTED BY THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SPECIFIED IN THIS AGREEMENT, AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH SECURITIES UNTIL SUCH RESTRICTIONS HAVE BEEN SATISFIED WITH RESPECT TO ANY TRANSFER. A COPY OF SUCH RESTRICTIONS SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER THEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.

TABLE OF CONTENTS

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Schedule A: Common Members
Schedule B: Preferred Members
Schedule C: Managers Schedule

AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
NFE FLNG 2 PARENT LLC
THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (together with the schedules attached hereto, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”) of NFE FLNG 2 Parent LLC, a Delaware limited liability company (the “Company”), dated as of this 11th day of September 2026 (the “Effective Date”), is adopted by, executed, and agreed to, by and among the Company, New Fortress Energy Inc., a Delaware corporation (the “Original Member”), and each of the other Persons admitted as a Member from time to time in accordance with this Agreement.
RECITALS
WHEREAS, the Company was formed under and pursuant to the provisions of the Delaware Limited Liability Company Act, 6 Del. C. §18-101 et seq. (as amended from time to time, the “Act”), upon the filing of the Certificate of Formation (the “Certificate of Formation”) with the Secretary of State of the State of Delaware on June 15, 2026, by the Original Member;
WHEREAS, the Company was initially governed by that certain Limited Liability Company Agreement of the Company, dated as of June 15, 2026 (the “Original LLC Agreement”);
WHEREAS, as of the Effective Date, concurrently with the execution and delivery of this Agreement, and in connection with the consummation of the transactions contemplated by and pursuant to the Transaction Implementation Deed, the Original Member is transferring to the Company all of its preferred limited liability company membership interests in NFE FLNG 2 LLC (the “NFE FLNG 2 Preferred Interests”) and an unsecured note issued by NFE FLNG 2 LLC in the aggregate principal amount of $400 million (the “NFE FLNG 2 Note,” and together with the NFE FLNG 2 Preferred Interests, the “Transferred Assets”) in exchange for the issuance by the Company to the Original Member of all of (a) the Common Interests, (b) the Preferred Interests and (c) the Company Loans;
WHEREAS, as of the Effective Date, immediately after the exchange of the Transferred Assets for all of (a) the Common Interests, (b) the Preferred Interests and (c) the Company Loans, and in connection with the consummation of the transactions contemplated by and pursuant to the Transaction Implementation Deed, the Original Member is Transferring all of the Preferred Interests and the Company Loans to the Lenders in partial satisfaction of certain indebtedness of the Original Member; and
WHEREAS, in connection with the consummation of the transactions contemplated by and pursuant to the Transaction Implementation Deed, the Original Member desires to amend and restate the Original LLC Agreement in its entirety for the purposes of, among other things, admitting the Lenders as Preferred Members hereunder, and providing for the rights and obligations of the respective holders of Common Interests and Preferred Interests.
NOW THEREFORE, the Original LLC Agreement is hereby amended and restated to read in its entirety as follows:
ARTICLE 1
DEFINITIONS
1.Definitions. For purposes of this Agreement, each of the following terms has the meaning given to such term in this Section 1.1.
“Affiliate” means, with respect to a specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the first specified Person. As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” shall have correlative meanings.
“Asset Sale” shall have the meaning set forth in the FLNG 2 Term Loan Credit Facility Agreement.
“Available Cash” means all cash and Cash Equivalents received by the Company or any of its Subsidiaries, other than any such cash and Cash Equivalents required or validly elected to be paid or reserved pursuant to and in accordance with the FLNG 2 Term Loan Credit Facility Agreement, as though the FLNG 2 Term Loan Credit Facility Agreement remained in effect on the relevant date of determination and notwithstanding any prior discharge of obligations thereunder (including for the payment of (i) any management fees and expenses due to the Original Member or its Affiliates and (ii) any cash payments in respect of awards under the FLNG 2 MIP), and net of any taxes, costs, expenses and similar amounts owed by the Company or any of its Subsidiaries as a result of receipt of such cash and Cash Equivalents.
“Bankruptcy Event” means the occurrence of any of the following with respect to the Company or any Material Subsidiary:
(i)any voluntary or involuntary liquidation, dissolution or winding up;
(ii)the commencement of an involuntary case or proceeding or the filing of an involuntary petition in a court of competent jurisdiction seeking (A) an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, arrangement, adjustment, reorganization, dissolution, composition or other relief in respect of the Company, any Material Subsidiary, or a substantial part of the property or assets of the Company or any Material Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, or other relief with respect to it or its debts or
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(B) the appointment of a receiver, administrator, administrative receiver, liquidator, trustee, custodian, sequestrator, conservator or similar official for the Company or any Material Subsidiary, or a substantial part of the property or assets of the Company or any Material Subsidiary; in each case if such involuntary case, proceeding or involuntary petition continues undismissed and unstayed for 75 days or an order for relief or order appointing such receiver, administrator, administrative receiver, liquidator, trustee, custodian, sequestrator, conservator or similar official, as the case may be, is entered in such involuntary case or proceeding or with respect to such involuntary petition; or
(iii)the (A) voluntary commencement by the Company of any case or proceeding, or any other voluntary action seeking an order for relief entered with respect to it, or seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, arrangement, adjustment, reorganization, dissolution, composition or other relief in respect of the Company or a substantial part of the property or assets of the Company or any Material Subsidiary, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, or other relief with respect to it or its debts, (B) application for or consent by the Company to the institution of, or failure to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (ii) above, (C) application for or consent or acquiescence to the appointment of a receiver, administrator, administrative receiver, liquidator, trustee, custodian, sequestrator, conservator or similar official for the Company, or a substantial part of the property or assets of the Company, (D) filing by the Company of an answer admitting the material allegations of a petition filed against it in any such proceeding or other action, (E) making by the Company or any Material Subsidiary of a general assignment for the benefit of creditors or (F) the admission in writing of the Company of its inability or failure generally to pay its debts as they become due.
“Cash Equivalents” shall have the meaning set forth in the FLNG 2 Term Loan Credit Facility Agreement.
“Code” means the Internal Revenue Code of 1986, as amended.
“Common Member” means any Member who holds a Common Interest. As of the Effective Date, the Original Member is the sole Common Member.
“Company Loans” means the senior secured term loans in an initial aggregate principal amount of $400,000,000 being made to the Company on the Effective Date pursuant to the FLNG 2 Term Loan Credit Facility Agreement.
“Company Property” means all interests in assets (including all cash, real or personal property, securities (including marketable securities), tangible or intangible assets or other property) and rights of any type with respect thereto, in each case, held or owned by the Company or any Subsidiary thereof.
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“Confidential Information” means any non-public information provided by or on behalf of the Company to any Member relating to the business, clients, affairs or financial structure, position or results of the Company or its Affiliates or any dispute that is not generally known to the public, which shall include, for the avoidance of doubt, this Agreement, including Schedules A and B hereto. Confidential Information shall not include the portion of any information: (a) of which such Person (or its Affiliates) became aware from sources other than the Company or its Subsidiaries, so long as such source did not disclose such information in violation of any other obligation of confidentiality or nonuse with respect to such information, (b) was or becomes available to the public from a source other than as a result of such Person (or its Affiliates), so long as such source did not disclose such information in violation of any other obligation of confidentiality or nonuse with respect to such information or (c) was or is independently developed by such Person or its Affiliates without reference to the Confidential Information.
“CoreCo Plan” shall have the meaning set forth in the Transaction Implementation Deed.
“Deemed Liquidation Event” means the occurrence of any of the following:
(i)(A) a consolidation, merger, statutory conversion, statutory exchange, transfer, domestication, continuance or similar business combination or transaction to which the Company is a party (whether or not the Company is the surviving company) or (B) a consolidation, merger, statutory conversion, statutory exchange, transfer, domestication, continuance or similar business combination or transaction to which a Subsidiary is a party, in either (A) or (B) of this clause (i), other than an applicable transaction involving the Company or a Subsidiary in which the equity securities of the Company outstanding immediately prior to such transaction continue to represent, or are converted into or exchanged for equity securities that represent, immediately following such consolidation, merger, statutory conversion, statutory exchange, transfer, domestication, continuance or similar business combination or transaction, at least a majority of the equity securities of (1) the surviving or resulting company; or (2) if the surviving or resulting company is a wholly-owned subsidiary of another company immediately following such transaction, the parent company of such surviving or resulting company;
(ii)a Disposition of assets of the Company or its Subsidiaries that, taken as a whole, represent greater than 65% of the aggregate book value of the consolidated assets of the Company and its Subsidiaries as determined at the time of such Disposition in accordance with GAAP (including the Disposition of one or more Subsidiaries if the sale of all of the assets of such Subsidiary or Subsidiaries would meet or exceed the foregoing threshold described in this clause (ii), except where such Disposition is to a wholly owned Subsidiary of the Company);
(iii)the Company consummating an equity purchase agreement or other business combination (including a reorganization, recapitalization, spin-off or scheme of arrangement) with another “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the U.S. Securities
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Exchange Act of 1934, as amended) whereby such other “person” or “group” acquires more than 50% of the outstanding Common Interests or voting equity securities of the Company; or
(iv)a Bankruptcy Event.
“Deemed Liquidation Preference” means, subject to Section 7.1(a), an amount in cash equal to $1,000 per Preferred Interest; provided that the Deemed Liquidation Preference shall be automatically adjusted to account for any interest split, reverse split, interest dividend or similar transaction, in each case, in respect of the Preferred Interests (and, for the avoidance of doubt, excluding any such transaction taken in respect of the Common Interests).
“Disposition” means, with respect to any property, any sale, assignment, conveyance, transfer, exclusive license, lease, sale and leaseback, conveyance, transfer or other disposition thereof (including, to the extent applicable based on the use of the term in this Agreement, any sale or issuance of equity securities by such Person or by a Subsidiary of such Person), including any sale, assignment, conveyance, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
“Distribution” means each distribution made by the Company to a Member pursuant to Section 7.1 or Section 8.2, whether in cash or property and whether by liquidating distribution or otherwise.
“equity securities” means, with respect to any Person, any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case, however designated, the equity of such Person, but excluding any debt securities convertible into such equity.
“Fair Market Value” means, as of the date of determination, (a) with respect to any cash, the amount thereof in U.S. dollars as of such date, (b) with respect to any security that is listed on a U.S. national securities exchange, the price per share of such security at the close of the trading day prior to such date (as such price is reported by an authoritative source) and (c) with respect to any other asset, the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, as determined by the Board with the prior written consent of the Required Preferred Members (not to be unreasonably withheld or delayed).
“FLNG 2 MIP” shall have the meaning set forth in the FLNG 2 Term Loan Credit Facility Agreement.
“FLNG 2 Term Loan Credit Facility Agreement” shall have the meaning set forth in the Transaction Implementation Deed.
“GAAP” means U.S. generally accepted accounting principles, consistently applied and as in effect from time to time.
“IRS” means the United States Internal Revenue Service, or any successor agency thereto.
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“Lenders” means the R-1 Revolving Facility Lenders, the R-2 Revolving Facility Lenders, the TLA Lenders and the TLB Lenders.
“Material Subsidiary” means, as of any date of determination, any Subsidiary of the Company that, together with its respective Subsidiaries on a consolidated basis: (a) contributed or is otherwise directly or indirectly responsible for 65% or more of the consolidated revenue of the Company and its Subsidiaries at any point during the eighteen-month (18-month) period ending on the date of the most recent audited financial statements of the Company (or the most recent consolidated audited financial statements of the Original Member and its Subsidiaries); or (b) owned, leased, licensed, used, or held for use assets with an aggregate fair market value representing 65% or more of the consolidated total assets of the Company and its Subsidiaries at any point during the eighteen (18) month period prior to the date of determination;
“Member” means each of the Persons listed on Schedule A and Schedule B hereto, and any other Person admitted to the Company in accordance with this Agreement, but, in each case, only for so long as such Person is the owner of one or more Interests.
“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, association or other entity or a governmental entity.
“Preferred Member” means any Member who holds a Preferred Interest.
“R-1 Revolving Facility Lender” shall have the meaning set forth in the Transaction Implementation Deed.
“R-2 Revolving Facility Lender” shall have the meaning set forth in the Transaction Implementation Deed.
“Securities Act” means the Securities Act of 1933, as amended.
“Subsidiary” means, with respect to any applicable Person, any other Person of which such applicable Person, directly or indirectly, owns greater than 50% of the outstanding voting power of the securities thereof, or the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise (including directly or indirectly being the manager or general partner (or similar governing bodies) of a Person or directly or indirectly possessing control over the power to appoint or remove such manager or general partner (or similar governing bodies), or the power to appoint the majority of the members of the board of directors or board of managers (or similar governing bodies) of such Person). Notwithstanding the foregoing, for purposes of this Agreement, NFE FLNG 2 LLC shall be considered a Subsidiary of the Company.
“Substituted Member” means a Transferee of all or a portion of the Interests of a Member and who is admitted as a Member.
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“Tax” or “Taxes” means any United States federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, surtax, employee or other withholding, or other tax, of any kind whatsoever, including any transferee liability and any interest, penalties or additions to tax or additional amounts in respect of the foregoing.
“TLA Lender” shall have the meaning set forth in the Transaction Implementation Deed.
“TLB Lender” shall have the meaning set forth in the Transaction Implementation Deed.
“Transaction Implementation Deed” means the Transaction Implementation Deed, dated as of June 18, 2026, by and among NFE Global Holdings Limited, NFE Brazil NewCo Limited, the Original Member, NFE Financing LLC, NFE FLNG 2 LLC, NFE Brazil Investments LLC, NFE Brazil Holdings Limited, certain creditors and certain other parties listed therein, as amended, modified or supplemented.
“Transfer” means any direct or indirect sale, transfer, assignment, pledge, mortgage, exchange, hypothecation, grant of a security interest or other disposition or encumbrance of any Interests (whether with or without consideration, whether voluntarily or involuntarily or by operation of law). The terms “Transferee,” “Transferor,” “Transferred,” and other forms of the word “Transfer” have the correlative meanings.
“Treasury Regulations” means the final or temporary income Tax regulations that have been issued by the U.S. Department of Treasury pursuant to its authority under the Code.
2.Construction. Unless otherwise expressly provided or unless the context requires otherwise, (a) all references in this Agreement to Articles, Sections and Schedules means the Articles, Sections and Schedules of this Agreement; (b) all references to statutes and related regulations include all amendments of the same and any successor or replacement statutes and regulations; (c) words using the singular or plural number also include the plural and singular number, respectively; (d) references to “hereof,” “herein,” “hereby” and similar terms refer to this entire Agreement; (e) references to any Person shall be deemed to include the successors and permitted assigns of such Person; (f) the term “including” shall mean “including, without limitation”; (g) every covenant, term and provision of this Agreement shall be construed according to its fair meaning and not for or against any Member; and (h) all pronouns and any variations thereof shall be deemed to refer to masculine, feminine or neuter, singular or plural, as the identity of the Person or Persons may require.
ARTICLE 2
THE LIMITED LIABILITY COMPANY
1.Formation
. The Original Member has previously caused the formation of the Company as a limited liability company pursuant to the provisions of the Act. The Certificate of Formation has been filed in the Office of the Secretary of State of the State of Delaware in conformity with the Act.
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2.Name
. The name of the Company shall be “NFE FLNG 2 Parent LLC” and its business shall be carried on in such name with such variations and changes as the Board shall determine or deem necessary to comply with requirements of the jurisdictions in which the Company’s operations are conducted.
3.Business Purpose; Powers
. The Company is formed for the purposes of (a) acquiring, holding and disposing of NFE FLNG 2 Preferred Interests and the NFE FLNG 2 Note, (b) receiving dividends, interest or other passive types of income in connection therewith, and (c) engaging in any other business or activity arising from, in connection with or related to the foregoing. The Company shall possess and may exercise all the powers and privileges granted by the Act or by any other law or by this Agreement, together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business purposes or activities of the Company.
4.Pass-Through Rights and Obligations. The Company is a special purpose investment vehicle through which the Preferred Members indirectly hold NFE FLNG 2 Preferred Interests and the NFE FLNG 2 Note. In furtherance of the foregoing, the Members hereby acknowledge and agree that it is their intent that the Preferred Members have substantially the same rights and obligations as they would if they held the NFE FLNG 2 Preferred Interests and the NFE FLNG 2 Note owned by the Company directly.
5.Registered Office and Agent
. The location of the registered office of the Company shall be 1209 Orange Street, Wilmington, Delaware 19801. The Company’s Registered Agent at such address shall be The Corporation Trust Company.
6.Term
. Subject to the provisions of Article 8 below, the Company shall have a perpetual existence.
7.Fiscal Year
. The fiscal year and taxable year of the Company shall begin on the first day of January and end on the last day of December each year, or such other annual accounting period as may be established by the Board (the “Fiscal Year”).
8.Entity Classification
. The Members intend that the Company not be a partnership (including a limited partnership) or joint venture, and that no Member be a partner or joint venturer of any other Member by virtue of this Agreement, and neither this Agreement nor any other document entered into by the Company or any Member relating to the subject matter hereof shall be construed to suggest otherwise.
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ARTICLE 3
MEMBERSHIP
1.Members
. The name, address and Preferred Interests percentage or Common Interests percentage, as applicable, of each of the Members of the Company, immediately after giving effect to the consummation of the transactions contemplated by the Transaction Implementation Deed, are set forth on Schedules A and B, which shall be amended by the Board from time to time to reflect the admission of new Members, the issuance of additional Interests or the Transfer of Interests of any Member, each to the extent permitted by the terms of this Agreement. Schedules A and B shall, respectively, contain current lists (immediately after giving effect to the consummation of the transactions contemplated by the Transaction Implementation Deed) of Common Members and Preferred Members and shall include the number of Common Interests or Preferred Interests, as applicable, held by each Member. Each of the Preferred Members is hereby admitted as a Member of the Company, effective as of the consummation of the transactions contemplated by the Transaction Implementation Deed, subject to receipt by the Company of a counterpart signature page to this Agreement executed by or on behalf of such Person (including pursuant to the power of attorney granted pursuant to the CoreCo Plan) agreeing to be bound by the terms of this Agreement.
2.Limitation of Liability
. Except as otherwise provided by applicable law, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member; provided that a Member shall be required to return to the Company any distribution made to it in clear and manifest accounting or similar error, or as otherwise required by the Act. The immediately preceding sentence shall constitute a compromise to which all Members have consented within the meaning of the Act. Notwithstanding anything contained herein to the contrary, the failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business and affairs under this Agreement or the Act shall not be grounds for imposing personal liability on any Member for liabilities of the Company.
3.Lack of Authority
. Except as otherwise provided in this Agreement, no Member in its capacity as a Member shall have the authority or power to act for or on behalf of the Company in any manner, to do any act that would be (or could be construed as) binding on the Company, or to make any expenditures on behalf of the Company.
4.No Right of Partition
. No current or former Member shall have the right to seek or obtain partition by court decree or operation of law of any Company Property, or the right to own or use particular or individual assets of the Company.
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5.Confidentiality. Each Member, other than the Original Member, expressly agrees, whether or not at the time a Member of the Company or providing services to the Company or any of its Subsidiaries, to maintain the confidentiality of, and not disclose to any Person other than the Company, its officers or any financial, legal or other advisor to the Company, any Confidential Information; provided that such Member may disclose any such Confidential Information (a) to the extent, in the opinion of counsel (which may be internal counsel), required by any applicable law, rule, regulation or legal, regulatory, or judicial process or proceeding or by the order of any national securities exchange, banking supervisory authority or other governmental or self-regulatory organization of competent jurisdiction or authority (provided that, to the extent permitted by applicable law, such Member notifies the Company of such requirement prior to making such disclosure and reasonably cooperates with the Company, at the Company’s sole cost and expense, in seeking to prevent or minimize such disclosure), (b) to his, her or its Affiliates and its and their respective officers, directors, agents, employees and other representatives (who shall agree to abide by the terms of this Section 3.5 or be subject to obligations of confidentiality at least as protective as the terms set forth herein), (c) to his, her or its legal counsel, financial advisors, accountants, consultants and other similar advisors (who shall agree to abide by the terms of this Section 3.5 or be subject to obligations of confidentiality at least as protective as the terms set forth herein), (d) to his, her or its equity owners and investors, co-investors or managed accounts, as applicable, who are subject to obligations of confidentiality at least as protective as the terms set forth herein and in confidential materials delivered to prospective investors, limited partners or other similar Persons and their respective equity owners, as applicable, who are subject to obligations of confidentiality at least as protective as the terms set forth herein, in each case in the ordinary course of business or in connection with customary marketing and reporting activities, (e) to a bona fide potential purchaser or seller of Common Interests or Preferred Interests held by such Member if such bona fide potential purchaser or seller executes a confidentiality agreement with such Member containing terms at least as protective as the terms set forth in this Section 3.5 and which, among other things, provides for third-party beneficiary rights in favor of the Company to enforce the terms thereof or (f) with the prior written consent of the Company. The limitations in this Section 3.5 are in addition to, and not in lieu of, any other restrictions that a Member may be bound by (whether by contract or otherwise).
6.Members’ Right to Act. For situations for which the approval of the Members is required, the Members shall act through meetings and written consents as described in this Section 3.6.
(a)Meetings and Notices. Except as otherwise provided by this Agreement, any action by the Members permitted hereunder may be taken at a meeting called, (i) while any Preferred Interests remain outstanding, by holders of a majority of the Preferred Interests (the “Required Preferred Members”), (ii) from and after the date on which no Preferred Interests remain outstanding, by holders of a majority of the Common Interests (the “Required Common Members”), or (iii) by the Board, in each case, by delivering a notice of such meeting to the Members entitled to vote or consent at such meeting, which shall state the purpose or purposes for which such meeting is being called, which notice shall be provided not less than five (5) nor more than sixty (60) days before the date of the meeting. No annual general meeting of the Members is required. Any meeting of the Members may be held by conference telephone call, video-conference or through similar communications equipment by means of which all Persons participating in the meeting can communicate with each other. By attending any such meeting, a Member (x) waives objection to lack of notice or defective notice of such meeting unless the Member, at the beginning of the meeting, or promptly upon arrival, objects to the holding of the meeting or the transaction of business at the meeting and (y) waives objection to consideration at such meeting of a particular matter not within the purpose or purposes described in the meeting notice unless the Member objects to considering the matter when it is presented. The actions taken by the Members entitled to vote or consent at any such meeting held by conference, telephone call, video-conference or through similar communications equipment (as
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opposed to by written consent), however called and noticed, shall be as valid as though taken at a meeting duly held after regular call and notice. A Member entitled to vote or consent at the applicable meeting may and, if requested prior to the meeting of such Members, the Company will ensure that each Member entitled to vote or consent at the applicable meeting can, participate and act at any meeting of such Members through the use of a conference telephone, video-conference or similar communications equipment by means of which all Persons participating in the meeting can communicate with each other. Participation in a telephonic meeting held pursuant to this Section 3.6(a) shall constitute presence in person at such meeting.
(b)Proxies. Any Member entitled to vote or consent at a meeting of Members or to express consent or dissent to Company action in writing without a meeting may authorize another Person or Persons to act for such Member by proxy. An email or similar transmission by the Member, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the Member shall (if stated thereon) be treated as a proxy executed in writing for purposes of this Section 3.6(b). No proxy shall be voted or acted upon after eleven (11) months from the date thereof, unless the proxy provides for a longer period. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. Should a proxy designate two (2) or more Persons to act as proxies, unless that instrument shall provide to the contrary, a majority of such Persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, the Company shall not be required to recognize such proxy with respect to such issue if such proxy does not specify how the votes that are the subject of such proxy are to be voted with respect to such issue.
(c)Quorum. At each meeting of the Members, the presence in person, by telephone or other electronic means or by proxy of the Member entitled to vote or consent at the applicable meeting holding at least a majority of the Interests held by all Members entitled to vote or consent at the applicable meeting (unless such Member is present (including by proxy) solely to object to the meeting) shall constitute a quorum of the Members for purposes of conducting business at such meeting. Once a quorum is present at the applicable meeting of the Members, the subsequent withdrawal from the meeting of any Member prior to adjournment or the refusal of any Member to vote shall not affect the presence of a quorum at the meeting. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice other than announcement at the meeting.
(d)Record Date. The Board shall determine the record date for the purpose of determining Members entitled to notice of or to vote at any meeting of Members or to receive any Distribution by the Company; provided that, absent such determination of the Board, the date on which notice of the meeting is sent or the date of such Distribution, as the case may be, shall be the record date for such determination.
(e)Voting; Approval Requirements. Except as otherwise expressly provided by this Agreement (including Section 6.3) or the Act, (i) the Members holding Preferred Interests shall be entitled to one (1) vote per Preferred Interest on all matters to be voted on by the Members, and (ii) the Common Members shall have no voting rights on any matter, including any merger, consolidation, conversion, division, liquidation, dissolution or sale of all or substantially all of the assets of the Company while any Preferred Interests remain outstanding. Upon the date on which no Preferred Interests remain outstanding, the Common Members shall be entitled to one (1) vote per Common Interest on all matters to be voted on by the Members. Unless otherwise expressly specified herein, subject to Section 6.3, when a quorum is present, the affirmative vote (whether in person, by telephone or other electronic means or by proxy), of
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Members holding at least a majority of the Interests (or, in respect of any decision, action, approval or consent required or permitted to be taken by Members holding a specific class or classes of Interests, as applicable, the Members holding at least a majority of such specific class or classes of Interests, as applicable) entitled to vote on the subject matter shall be the act of the Members.
(f)Actions Without Meeting. Unless otherwise expressly specified herein, any decision, action, approval or consent required or permitted to be taken by the Members (or Members holding a specific class or classes of Interests, as applicable) or that may otherwise come before the Members (or such Members holding a specific class or classes of Interests, as applicable) for decision, action, approval or consent may be taken or decided without a meeting, without prior notice and without a vote, if a consent of the Members (or such specific class of Members, as applicable) in writing (or by electronic transmission or by any other means permitted by the Act), setting forth the action so taken or such decision, approval or consent (as applicable), shall be signed by such of the Members (or such of the Members holding a specific class or classes of Interests, as applicable), including by proxy, having not less than the minimum number of votes that would be necessary to authorize, approve, ratify, consent to or otherwise take such action at a meeting at which all Members (or Members holding a specific class or classes of Interests, as applicable) entitled to vote or consent thereon were present and voted or consented in accordance with this Agreement (including Section 3.6(e)) (which may be less than all of such Members (or Members holding a specific class or classes of Interests, as applicable), in which event a copy thereof shall be sent to each of the Members entitled to vote with respect thereto who did not sign the consent no more than thirty (30) days after the date on which such consent became effective; provided, however, that failure to provide such copy will not impair the effectiveness of such consent). Action taken by written consent shall be effective according to its terms when the last required Member (or Members holding a specific class or classes of Interests, as applicable) signs the consent, unless the consent specifies a different effective date, in which event the action taken shall be effective as of the date specified therein. All consents executed in accordance with this Section 3.6(f) shall be included in the minutes or filed with the records of the Company. Any action taken pursuant to this Section 3.6(f) shall have the same force and effect as if taken by the Members (or such specific class of Members, as applicable) at a meeting thereof.
7.Investment Opportunities and Conflicts of Interest
. Each of the Members, including the Original Member, and each of their respective Affiliates may engage in and possess interests in business ventures of any and every type and description, independently or with others, including ones in competition with the Company or any of its Subsidiaries or any of their respective Affiliates, with no obligation to offer to the Company, any Member, or any Affiliate of any Member the right to participate therein. Subject to Section 6.3, the Company may transact business with any Member (including the Original Member) or any Affiliate thereof. No Member (including the Original Member), or Affiliate thereof shall have any duty or obligation, implied, fiduciary or otherwise, to offer to the Company or the Members any opportunity to participate in any such business venture or to account to, or to share the results or profits of such business activities with, the Company, any Member, or any Affiliate thereof by reason of such business activities. Without limiting the elimination of fiduciary duties pursuant to Section 10.1, the provisions of this Section 3.7 constitute an agreement to modify or eliminate, as applicable, fiduciary duties pursuant to the provisions of Section 18-1101 of the Act. In furtherance of the foregoing, but subject to Section 6.3, each of the Company, each Member (including the Original Member), and each of their respective Affiliates renounces and waives in advance each and every interest or expectancy it or any of its Affiliates might be
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considered to have by reason of its membership in the Company in any business opportunity, or in any opportunity to participate in any business opportunity, in a business or industry in which any Member (including the Original Member), or any Affiliate thereof, or any present or future partner, member, director, officer, manager, supervisor, employee, agent or representative of the Company, any Member (including the Original Member), or any of their respective Affiliates now or in the future engages and any other duty or other obligation, if any, to the fullest extent permitted by the Act to the extent necessary to give effect to the terms of this Section 3.7.
8.Waiver. In no event shall Members be entitled to any appraisal rights, dissenters’ rights or similar rights, whether in connection with any merger, consolidation, conversion, division, sale of all or substantially all of the assets of the Company or the Company’s Subsidiaries, or in connection with any other transaction or event.
ARTICLE 4
MANAGEMENT
1.Management of the Company
. A board of managers of the Company (the “Board”) is hereby established and shall be comprised of natural Persons (each such Person, a “Manager”) who shall be appointed in accordance with the provisions of Section 4.2. Except as otherwise expressly provided in this Agreement (including situations in which the approval of the Preferred Members is required by the terms of this Agreement), the business and affairs of the Company shall be managed, operated and controlled by or under the direction of the Board, and the Board shall have, and is hereby granted, the full, complete and exclusive power, authority and discretion for, on behalf of and in the name of the Company, to take such actions as it may in its sole discretion deem necessary or advisable to carry out any and all of the objectives and purposes of the Company, subject only to the terms of this Agreement. No Manager, acting in his or her capacity as such, shall have any authority to bind the Company with respect to any matter except pursuant to a resolution authorizing such action that is duly adopted by the Board by the affirmative vote required with respect to such matter pursuant to this Agreement. Except as expressly provided herein or by applicable law, no Member, in its capacity as a Member, shall have any power or authority over the business and affairs of the Company or any power or authority to act for or on behalf of, or to bind, the Company.
2.Board Composition.
(a)The Board shall consist of not less than three (3) nor more than fifteen (15) Managers, unless otherwise fixed from time to time pursuant to a resolution adopted by the Required Preferred Members (while any Preferred Interests remain outstanding). From and after the date on which no Preferred Interests remain outstanding, the size of the Board may be fixed from time to time pursuant to a resolution adopted by the Required Common Members. A Manager need not be a Member.
(b)While any Preferred Interests remain outstanding, all Managers shall be appointed by the affirmative vote of the Required Preferred Members. From and after the date on which no Preferred Interests remain outstanding, all Managers shall be appointed by the affirmative vote of the Required Common Members.
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(c)The Board may from time to time select an individual to serve as the chairman of the Board.
(d)The Managers as of the Effective Date are set forth on the Managers Schedule attached hereto as Schedule C (the “Managers Schedule”).
3.Term; Removal; Resignations; Vacancies.
(a)Each Manager shall hold office until his or her death or incapacity or until his or her successor is appointed and qualified in accordance with Section 4.2(b) or until his or her earlier resignation or removal in accordance with this Section 4.3.
(b)While any Preferred Interests remain outstanding, any Manager may be removed solely by the affirmative vote of the Required Preferred Members and by providing written notice to the Company and the Common Members. From and after the date on which no Preferred Interests remain outstanding, any Manager may be removed solely by the affirmative vote of the Required Common Members and by providing written notice to the Company. In each case, any such notice shall be effective upon receipt thereof by the Company unless it is specified to be effective at some other time or upon the occurrence of some other event.
(c)A Manager may resign at any time from the Board by delivering his or her written resignation to the Company. Any such resignation shall be effective upon receipt thereof unless it is specified to be effective at some other time or upon the occurrence of some other event. The Company’s acceptance of a resignation shall not be necessary to make it effective.
(d)Any vacancies created by the resignation, removal, death or incapacity of a Manager shall be filled in the manner provided in Section 4.2(b) and by providing written notice to the Company.
4.Meetings.
(a)The Board shall meet at such times as may be necessary for the Company’s business on at least twenty-four hours (24) prior written notice of the time and place of such meeting given by any Manager. The presence of at least a majority of Managers then in office shall constitute a quorum for the transaction of business by the Board.
(b)Except as otherwise set forth herein, all actions of the Board shall require the affirmative vote of a majority of the Managers then in office. Each Manager shall be entitled to one vote upon all matters submitted to the Board.
(c)Notice of any Board meeting may be waived by any Manager before, during or after such meeting.
(d)Meetings of the Board may be conducted in person or by conference telephone facilities or other communications equipment by means of which all Persons participating in the meeting can hear each other. Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if such number of Managers sufficient to approve the action pursuant to the terms of this Agreement consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board.
5.Delegation of Authority
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. The Board may, from time to time, delegate to one or more Persons such of its authority and powers as the Board may deem advisable. The Board also may assign titles (including, but not limited to, chief executive officer, president, vice president, secretary, assistant secretary, treasurer and assistant treasurer) to any Member or other Person and may delegate to such Member or other Person certain of its authority and powers. Any number of titles may be held by the same Member or other Person. Any delegation pursuant to this Section 4.5 may be revoked at any time by the Board in its sole discretion.
6.Officers and Authorized Signatories. The Board shall have the authority, at any time, to appoint and terminate officers of the Company and retain and terminate employees, agents and consultants of the Company and to delegate such duties to any such officers, employees, agents and consultants as the Board deems appropriate, including the power, acting individually or jointly, to represent and bind the Company in all matters, in accordance with the scope of their respective duties.
7.Reliance by Third Parties
. Persons dealing with the Company are entitled to rely conclusively upon the power and authority of the Board as herein set forth (including any delegation of such authority effected in accordance with this Agreement).
8.Related Party Transactions. All transactions between (a) the Original Member or any of its Subsidiaries or Affiliates or (b) any Manager or Affiliate of such Manager, on the one hand, and the Company, NFE FLNG 2 LLC or any direct Subsidiary of NFE FLNG 2 LLC, on the other hand, shall be conducted on an arm’s length basis.
ARTICLE 5
INTERESTS AND CONTRIBUTIONS
1.Interests
. As of the Effective Date, concurrently with the execution and delivery of this Agreement, and in connection with the consummation of the transactions contemplated by and pursuant to the Transaction Implementation Deed, the Original Member is transferring all of the Transferred Assets to the Company in exchange for the issuance by the Company of all of (a) the Common Interests, (b) the Preferred Interests and (c) the Company Loans, and then the Original Member is transferring all of the Preferred Interests and the Company Loans to the Lenders in partial satisfaction of certain indebtedness of the Original Member. In accordance therewith, as of the Effective Date, immediately after giving effect to the consummation of the transactions contemplated by the Transaction Implementation Deed, the limited liability company membership interests of the Company shall consist of one class of one (1) common limited liability company membership interest (the “Common Interests”), and one class of two hundred thousand (200,000) non-convertible, voting, perpetual preferred limited liability company membership interests (the “Preferred Interests,” and together with the Common Interests, the “Interests”), each of which such Interests shall be issued and outstanding as of the Effective Date, immediately after giving effect to the consummation of the transactions contemplated by the Transaction Implementation Deed. The Interests shall be uncertificated, unless the Board determines to issue certificates to any Members representing the Interests held by such Members.
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(a)Common Interests. All Common Interests shall be identical with each other in every respect and shall be subject to the rights, powers, obligations, preferences and other terms of this Agreement. The ownership of the Common Interests as of the Effective Date, after giving effect to the consummation of the transactions contemplated by the Transaction Implementation Deed, is set forth on Schedule A, which shall be amended by the Board from time to time to reflect the admission of new Common Members, the issuance of additional Common Interests or the Transfer of Common Interests of any Common Member, each to the extent permitted by the terms of this Agreement.
(b)Preferred Interests. All Preferred Interests shall be identical with each other in every respect and shall be subject to the rights, powers, obligations, preferences and other terms of this Agreement (including Article 7). The ownership of the Preferred Interests as of the Effective Date, after giving effect to the consummation of the transactions contemplated by the Transaction Implementation Deed, is set forth on Schedule B, which shall be amended by the Board from time to time to reflect the admission of new Preferred Members, the issuance of additional Preferred Interests or the Transfer of Preferred Interests of any Preferred Member, each to the extent permitted by the terms of this Agreement.
2.Issuance of Additional Interests
. Subject to compliance with Section 6.3, if applicable, and except as otherwise expressly provided in this Agreement, the Board is hereby authorized, at any time and for any purpose, without the vote, consent or approval of any Member or any other Person, (a) to create and to issue Interests (including additional Common Interests, Preferred Interests or Interests of any other existing class or series) and to create and issue one or more new classes, groups or series of equity interests in the Company, with such voting powers, full or limited or no voting powers, and such distinctive designations, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions as determined by the Board, (b) to admit the recipients thereof as Members on such terms as the Board determines and (c) to issue options or warrants to purchase Interests, restricted Interests, Interest appreciation rights, phantom Interests and other securities convertible, exchangeable or exercisable for Interests, on such terms as may be determined by the Board from time to time. In connection with the foregoing, the Board shall have the power to make such amendments to this Agreement (including Schedules A and B) in order to provide for such additional Interests, Members or securities, and such powers (including voting powers), designations, preferences and rights as the Board, in its sole and absolute discretion, deems necessary or appropriate to give effect to such additional authorization or issuance. No Person shall have any preemptive, preferential, participation or similar right or rights to subscribe for or acquire any Interests or rights to acquire Interests pursuant to the terms of this Agreement or their ownership of any Interests.
3.Capital Contributions
. From time to time, the Board may request that any Member contribute additional capital to the Company from time to time in such amounts as may be requested, and any such Member shall have the right, but not the obligation, to contribute such additional requested capital to the Company. The Members shall have no obligation to make any capital contributions to the Company. No creditor or other third party having dealings with the Company shall have the right to cause any Member to make a capital contribution to the Company or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of
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this Agreement shall be solely for the benefit of, and may be enforced solely by the Company and its Members. None of the rights of the Members herein set forth to make capital contributions to the Company, if any, shall be deemed an asset of the Company for any purpose by any creditor or other third party nor may such rights be Transferred by the Company and such rights may not be pledged or otherwise encumbered to secure any debt or other obligation of the Company or any Member. No interest shall be paid on the capital of the Company or on any subsequent contributions of capital.
ARTICLE 6
PREFERRED INTERESTS
1.Ranking
. The Preferred Interests shall be subordinated to all existing and future indebtedness of the Company. The Preferred Interests shall be senior to all existing and future equity securities of the Company (including the Common Interests) with respect to rights upon any Deemed Liquidation Event, unless otherwise approved or consented to by the Required Preferred Members pursuant to Section 6.3(b).
2.Redemption
.
(a)The Company shall have the right, but not the obligation (except as set forth in Section 6.2(c)), to redeem the outstanding Preferred Interests in cash at any time and from time to time, in full or in part, at a redemption price per Preferred Interest equal to the Deemed Liquidation Preference (the “Redemption Price”).
(b)The Company shall deliver a notice of redemption (the “Redemption Notice”) to each holder of a Preferred Interest not less than five (5) calendar days nor more than sixty (60) calendar days before the date on which such Preferred Interests shall be redeemed (the “Redemption Date”). Each Redemption Notice shall identify the number of Preferred Interests to be redeemed (the “Redemption Interests”), and shall state the Redemption Date, the aggregate Redemption Price of the Redemption Interests and any conditions to the effectiveness of such redemption.
(c)Until the Deemed Liquidation Preference of each Preferred Interest has been reduced to zero (taking into account any Redemption Notice for which the Redemption Price has not yet been paid), no later than five (5) business days following receipt by the Company or any of its Subsidiaries of any portion of the proceeds of any Asset Sale which results in the existence of Available Cash, the Company shall deliver a Redemption Notice to each holder of a Preferred Interest providing for the payment in cash of each such Preferred Interest’s pro rata share of the total amount of such Available Cash. Each such Redemption Notice shall state the applicable number of Redemption Interests, a Redemption Date that is not less than five (5) calendar days nor more than sixty (60) calendar days following the date of delivery of such Redemption Notice, the aggregate Redemption Price of such Redemption Interests and any conditions to the effectiveness of such redemption (which may include payment of any cash or Cash Equivalents required or validly elected to be paid pursuant to and in accordance with the FLNG 2 Term Loan Credit Facility Agreement).
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(d)Once a Redemption Notice is delivered in accordance with Section 6.2(b) or Section 6.2(c), the aggregate Redemption Price of the applicable Redemption Interests called for redemption shall become irrevocably due and payable on the Redemption Date, subject to any conditions specified in the Redemption Notice. In any case, failure to deliver such Redemption Notice or any defect in such Redemption Notice to any holder of a Preferred Interest shall not affect the validity of the proceedings for the redemption of any other Preferred Interest.
(e)All redemptions shall be made on a pro rata basis among all holders of Preferred Interests in proportion to the number of Preferred Interests held thereby.
(f)No dividends, interest, coupon or other periodic return shall accrue on or be payable in respect of the Preferred Interests.
3.Consent Rights. Notwithstanding anything in this Agreement to the contrary, for so long as any Preferred Interest is outstanding, the prior affirmative vote or written consent of the Required Preferred Members shall be required with respect to the following actions of the Company and its Subsidiaries:
(a)amendments, modifications, repeals or waivers of this Agreement that disproportionately and adversely affect the rights, preferences, privileges or powers of the Preferred Interests related to the holders of other Interests (other than an amendment, modification or repeal to cure any ambiguity or correct any bona fide mistake, omission, defect or inconsistency);
(b)authorization or issuance of any new or additional equity securities, or reclassifications, alterations or amendments of any existing equity securities into, or issuances of any equity or debt securities convertible into or exchangeable or exercisable for, equity securities of the Company or any Subsidiary, including any equity securities the terms of which expressly provide that such securities rank senior to, pari passu with or junior to the Preferred Interests as to dividend rights and rights on the distribution of assets on any Deemed Liquidation Event;
(c)Transfers of Common Interests by Common Members;
(d)increases or decreases in the number of authorized Preferred Interests or effecting of any interest split, combination, or other similar recapitalization or reorganization with respect to the Preferred Interests;
(e)redemptions, purchases or other acquisitions for consideration by the Company of equity securities that the Company may issue, except (i) by conversion into or exchange for, or options, warrants or rights to purchase or subscribe for, other equity securities ranking junior to the Preferred Interests as to dividends and upon a Deemed Liquidation Event, (ii) in the case of the distribution of assets upon a Deemed Liquidation Event, dissolution or winding up, (iii) repurchases of equity securities of the Company upon the exercise of warrants, options or other securities convertible into or exchangeable for equity securities of the Company or upon the vesting of any profits interests, restricted stock units or similar incentive interests, or (iv) “net” or “cashless” exercises of warrants, options or other securities convertible into or exchangeable for equity securities of the Company (for purposes of exercising such warrants, options or other securities convertible into or exchangeable for equity securities of the Company, including any Transfer for the payment of tax withholdings or remittance payments due as a result of the vesting, settlement or exercise of such warrants, options or other securities convertible into or exchangeable for equity securities of the Company), in each case if such equity securities represent all or a portion of the exercise price of such warrants, options or other securities convertible into or exchangeable for equity securities as part of a “cashless” exercise upon such exercise or vesting, as applicable; and
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(f)entry into any contract, agreement, indenture, note, bond, mortgage, loan, instrument, lease, license, commitment or other arrangement, understanding, undertaking or obligation to take any of the actions described in this Section 6.3 or that would restrict or require the approval or consent (with or without notice, lapse of time or both) of any other person with respect to any Disposition of the Company or any Subsidiary of the Company.
4.Representations and Warranties of Preferred Members. Each Preferred Member represents and warrants to the Company, severally, and neither jointly nor jointly and severally, as of the Effective Date, as follows:
(a)Power and Authority
. It has all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its respective obligations under, this Agreement.
(b)Authorization. The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary action on its part.
(c)No Conflicts
. The execution, delivery and performance by it of this Agreement does not and shall not (i) violate any provision of law, rule or regulation applicable to it or violate its certificate of incorporation or bylaws (or other organizational documents) or (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contractual obligations to which it is a party.
(d)Governmental Consents. The execution, delivery and performance by it of this Agreement does not and shall not require any registration or filing with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body.
(e)Binding Obligation. Upon the Effective Date, this Agreement is the legally valid and binding obligation of it, enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.
(f)Good Standing. It is validly existing and in good standing under the laws of the state or jurisdiction of its organization.
(g)Accredited Investor. It acknowledges that the Preferred Interests have not been registered under the Securities Act, or under any other applicable securities laws. It is an “accredited investor” as defined in Regulation D promulgated under the Securities Act and possesses such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investments hereunder and have the net worth to undertake such risks. It is in a financial position to hold the Preferred Interests for an indefinite period of time and is able to bear the economic risk and withstand a complete loss of its investment therein. It recognizes that its investment involves a high degree of risk, including, but not limited to, the risk of economic losses from operations of the Company and its Subsidiaries. It is acquiring the Preferred Interests for its own account, for investment purposes only and not with a view to the distribution thereof. It has been given access to full and complete information regarding the Company and its Subsidiaries, has had the opportunity to meet with representatives of the Company and its Subsidiaries to ask questions of, and receive answers from such
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representatives concerning the Company and its Subsidiaries, and has utilized such access to its satisfaction for the purpose of obtaining the information it believes is relevant to making its decision to acquire the Preferred Interests. It acknowledges that the Preferred Interests are being issued pursuant to exemptions from the registration requirements of the United States and the state of its residence, that no securities commission or regulatory authority has approved, passed upon, or endorsed the merits of this offering, nor is it intended that any such agency will do so.
ARTICLE 7
DISTRIBUTIONS
1.Distributions
.
(a)Distributions. In the event of any Deemed Liquidation Event or from time to time when, as and if declared by the Board, Distributions shall be made to the Preferred Members, in accordance with their Preferred Interests percentage set forth on Schedule B; provided, that the Required Preferred Members may agree, on behalf of all Preferred Members, to reduce the amount of any Distribution payable on account of any Deemed Liquidation Event.
(b)Non-Participation. For the avoidance of doubt, Common Interests are non-participating. The Common Members shall not be entitled to receive any Distributions in respect of their Common Interests pursuant to this Agreement.
2.Distributions in Kind
. Except with respect to payment of the Deemed Liquidation Preference, assets of the Company may be distributed in kind, and in such event, such assets will be distributed on the basis of Fair Market Value, as determined by the Board. All such Distributions will be in the same proportion as if such Distribution had been made in cash and distributed pursuant to Section 7.1.
3.Withholding. If the Company is required by law to pay any Tax that is specifically attributable to a Member (or the status of a Member), including United States federal or state withholding Taxes, state personal property Taxes and state unincorporated business Taxes, the Company may withhold and pay over to the applicable taxing authority any amount so required.; provided, that prior to withholding, deducting or otherwise paying any such Tax, the Company shall use commercially reasonable efforts to (a) provide the affected Member with written notice describing in reasonable detail the basis for such withholding or payment and the amount thereof, (b) afford such Member a reasonable opportunity to provide forms, certifications or other documentation (including IRS Forms W-8, W-9 and any treaty-based or statutory exemption certifications, and any certifications under Sections 1445, 1446 or 1446(f) of the Code) sufficient to reduce or eliminate the requirement to withhold or pay, and (c) reasonably cooperate in good faith with such Member to apply any available reduced rate of, or exemption from, withholding (including under any applicable income tax treaty or the portfolio interest exemption) and to obtain any refund of amounts so withheld or paid. Any amounts withheld or paid by the Company for Taxes under this Section 7.3 shall be treated as Distributions to the Member for whom the Taxes were withheld or paid. The Company may offset Distributions to which any Member is otherwise entitled under this Agreement against any amounts owed by such Member pursuant to this Section 7.3.
4.Restrictions on Distributions. Notwithstanding the foregoing, the Company shall not be required to make such distributions in the event that such distributions would violate: (a) any applicable law (including Section 18-607 of the Act) and (b) the terms of any loan
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agreement or other agreement evidencing or governing the terms of any indebtedness of the Company or its Subsidiaries.
ARTICLE 8
DISSOLUTION AND LIQUIDATION
1.Dissolution
. The Company shall be dissolved and its affairs wound up upon the occurrence of either of the following events
(a)the Board votes for dissolution;
(b)a judicial dissolution of the Company under Section 18-802 of the Act; or
(c)the termination of the legal existence of the last remaining holder of Interests or the occurrence of any other event that terminates the continued membership of the last remaining holder of Interests, unless the Company is continued without dissolution in a manner provided under this Agreement or the Act.
The Company shall not be dissolved by the admission of Members in accordance with the terms of this Agreement. The death, insanity, retirement, resignation, expulsion, bankruptcy or dissolution of a Member, or the occurrence of an event that terminates the continued membership of a Member in the Company, shall not cause the Company to be dissolved and its affairs wound up so long as the Company at all times has at least one Member. Upon the occurrence of any such event, the business of the Company shall be continued without dissolution.
2.Liquidation
. Upon dissolution, the Company shall be liquidated in an orderly manner. The Board shall, or shall designate a Member or other Person to, act as the liquidator (the “Liquidation Representative”) to wind up the affairs of the Company pursuant to this Agreement and the Act and terminate the Company. The costs of liquidation shall be borne by the Company. The Liquidation Representative shall have all of the powers, authorities and responsibilities with respect to the assets and liabilities of the Company in connection with the dissolution and liquidation of the Company, with respect to the assets and liabilities of the Company during the term of the Company, and the Liquidation Representative is hereby expressly authorized and empowered to execute any and all documents necessary or desirable to effectuate the liquidation of the Company and the Transfer of any assets or liabilities of the Company. The Liquidation Representative shall have the right from time to time, by revocable powers of attorney, to delegate to one or more Persons any or all of such powers, authorities and responsibilities and power to execute documents and, in connection therewith, to fix the reasonable compensation of each such Person, which compensation shall be charged as an expense of liquidation. Subject to section 18-804 of the Act, the proceeds of liquidation shall be applied in the following order of priority:
(a)the Liquidation Representative shall pay, satisfy and discharge all debts, obligations and other liabilities of the Company to its creditors (including all sales commissions or other expenses incurred in liquidation) or otherwise make adequate provision for payment and
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discharge thereof (including establishing cash reserves to be held in escrow for contingent or unforeseen liabilities of the Company, in such amounts and for such holding periods as the liquidators may reasonably determine); and
(b)after payment or provision for payment of all of the Company’s liabilities has been made in accordance with clause (a) above, all remaining assets of the Company shall be distributed to the Members in accordance with Section 7.1(a).
3.Certificate of Cancellation
. Upon the completion of the winding up of the Company’s affairs and distribution of the Company’s assets, the Company shall be terminated and the Members shall cause the Company to execute and file a Certificate of Cancellation in accordance with Section 18-203 of the Act.
ARTICLE 9
TRANSFER OF INTERESTS IN THE COMPANY
1.Generally
.
(a)Subject to applicable law and Section 6.3, each Common Member shall have the right to Transfer any or all of its Common Interests and, upon receipt by the Company of a counterpart signature page to this Agreement executed by the Person to whom such Common Interests are to be Transferred agreeing to be bound by the terms of this Agreement, such Person shall be admitted as a Member.
(b)Subject to applicable law, each Preferred Member shall have the right to Transfer all or any portion of its Preferred Interests and, upon receipt by the Company of a counterpart signature page to this Agreement executed by the Person or entity to whom such Preferred Interests are to be Transferred agreeing to be bound by the terms of this Agreement, such Person shall be admitted as a Preferred Member.
(c)Notwithstanding anything to the contrary in Section 9.1(a) or Section 9.1(b), no Transfer of Interests shall be permitted unless such Transfer is made pursuant to a valid exemption from registration under the Securities Act and any applicable state securities law and in accordance with such securities laws.
(d)Each Member agrees that it shall provide the Board with prior written notice of any proposed Transfer of its Interests.
(e)Any purported Transfer of Interests that is not in accordance with this Agreement shall be null and void.
2.Effect of Transfers
.
(a)Upon any Transfer of Common Interests effected in compliance with the provisions of Section 9.1(a), the Transferee of such Transferred Common Interests shall not be entitled to exercise any of the other rights or receive any of the other benefits of a Member, unless and until such Transferee is admitted to the Company as a Substituted Member pursuant to Section 9.3 hereof. In the event of any purported or attempted Transfer of Interests by a
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Member that does not comply with this Agreement, the purported transferee or successor by operation of law shall not be deemed to be a Member of the Company for any purpose and shall not be entitled to any of the rights of a Member.
(b)Upon any Transfer of Preferred Interests effected in compliance with the provisions of Section 9.1(b), the Transferee shall become a Preferred Member for all purposes of this Agreement and (i) the Transferee shall be entitled to receive the Distributions to which the Transferring Member would be entitled with respect to the Preferred Interests Transferred, and (ii) the Transferee shall be entitled to exercise all of the other rights and receive all of the other benefits of a Preferred Member.
(c)Upon any Member’s Transfer of Interests held by such Member effected in compliance with the provisions of this Article 9, such Member shall automatically be withdrawn as a Member with respect to such Interests and shall cease to have any rights, or be entitled to any benefits, of a Member, or otherwise relating to the Company.
3.Admission of Transferees as Substituted Members
. Upon a determination by the Board that a Transfer of Common Interests has been effected in accordance with the provisions of this Article 9, and upon receipt by the Company of a counterpart to this Agreement, executed by such Transferee, agreeing to be bound by the terms of this Agreement, the Transferee of such Common Interests shall be admitted as a Substituted Member. For the avoidance of doubt, a Transferee of Preferred Interests shall become a Preferred Member as described in Section 9.2(b) and no determination by the Board shall be required to admit such Transferee as a Preferred Member.
4.Admission of Additional Members
. Subject to compliance with the terms of this Agreement and Section 6.3, if applicable, a Person shall be admitted as an additional Member of the Company only upon (a) the prior written approval of the Board and (b) receipt by the Company of a counterpart signature page to this Agreement executed by such Person agreeing to be bound by the terms of this Agreement (an “Additional Member”).
ARTICLE 10
EXCULPATION AND INDEMNIFICATION
1.Elimination of Fiduciary Duties
. To the fullest extent permitted by Section 18-1101(c) of the Act, no Covered Person (in his or her capacity as such) or any Affiliate or agent of any such Covered Person shall owe any duties at law or in equity (including fiduciary duties) to the Company, any Subsidiary of the Company, any Member, any of their respective Affiliates or any other Person. The limitation set forth in this Section 10.1 shall not eliminate the implied contractual covenant of good faith and fair dealing. Without limiting the foregoing, no Covered Person acting in accordance with this Agreement shall be liable to the Company, any Subsidiary of the Company, any Member or any of their respective Affiliates for their good faith reliance on the provisions of this Agreement, and the provisions of this Agreement, to the extent that they eliminate or restrict the duties of a
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Covered Person otherwise existing at law or in equity, are agreed by all parties hereto to replace such other duties to the greatest extent permitted under applicable law.
2.Exculpation. Notwithstanding any other provisions of this Agreement, and to the fullest extent permitted by applicable law, none of the Common Members, their Affiliates nor the Company’s officers, directors, stockholders, Managers, partners, employees, Affiliates, representatives or agents (individually, a “Covered Person” and, collectively, the “Covered Persons”) shall be liable to the Company or any other person for any claims, expenses (including reasonable attorneys’ fees and disbursements), judgments, fines, penalties, interest, amounts paid in settlement or other monetary damages incurred by such Covered Person (a) by reason of any act or omission performed or omitted by such Covered Person in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement in his or her capacity as such or (b) otherwise arising out of or relating to the Company or its Affiliates, or their respective businesses, affairs and liabilities, except that a Covered Person shall be liable for any such claims, expenses, judgments, fines, penalties, interest, amounts paid or settlements if and to the extent that a court of competent jurisdiction has entered a final, non-appealable judgment that, in respect of the matter in question, the Covered Person has engaged in fraud or willful misconduct; provided, however, that nothing herein shall eliminate liability for a bad faith violation of the implied contractual covenant of good faith and fair dealing; provided, further, that nothing herein shall eliminate a party’s liability for breach of any provision of this Agreement. To the maximum extent permitted by law, the Person bringing a claim against any Covered Person shall bear the burden of establishing a prima facie case that a Covered Person is not entitled to the benefit of the exculpation provisions set forth in this Section 10.2. A Covered Person shall, in the performance of his or her duties, or in taking any action (or omitting to take any action) or in connection with any consent or approval given or withheld, or otherwise relating to the Company or its business and affairs, be fully protected in relying in good faith upon the records of the Company or any of its Affiliates and upon such information, opinions, reports or statements presented to the Company or any of its Affiliates by any Person as to matters the Covered Person reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company or any of its Affiliates, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, profits, losses or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid. For the avoidance of doubt, nothing set forth in this Section 10.2 shall be deemed to modify, qualify or otherwise diminish any elimination, restriction or waiver of fiduciary duties that is expressly set forth in this Agreement, including pursuant to Section 10.1.
3.Indemnification.
(a)To the fullest extent permitted by the Act, the Company shall indemnify and hold harmless each Covered Person from and against any and all losses, claims, demands, costs, damages, liabilities (joint or several), expenses of any nature (including reasonable attorneys’ fees and disbursements), judgments, fines, penalties, interest, amounts paid in settlements and other amounts (“Indemnified Costs”) incurred in connection with, or arising out of, any and all threatened, pending or completed claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative (including an action by or in the right of the Company), and whether formal or informal and including appeals (“Claims”), in which such Covered Person is, was or may be involved, or is threatened to be involved, as a party, a witness or otherwise, by reason of such Person’s status as a Covered Person, whether arising out of or relating to any act or omission performed or omitted, or any consent or approval given or withheld, by such Covered Person or otherwise arising out of or relating to the Company or any of its Affiliates, and their respective businesses, affairs and liabilities, except that no Covered Person shall be entitled to be indemnified and held harmless in respect of any Indemnified Cost incurred by such Covered Person if and to the extent that a court of competent jurisdiction has
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entered a final, non-appealable judgment that, in respect of the matter for which the Covered Person is seeking indemnification pursuant to this Section 10.3, the Covered Person engaged in fraud or willful misconduct; provided, however, that nothing herein shall eliminate liability for a bad faith violation of the implied contractual covenant of good faith and fair dealing. Notwithstanding the foregoing, the Company shall not be required to indemnify a Covered Person in connection with any Claim commenced (i) by such Covered Person, unless the commencement of such claim, demand, action, suit or proceeding by such Covered Person was authorized by the Board or (ii) by the Company against such Covered Person upon the prior approval of the Board, in each case, except if and to the extent that such Covered Person is successful on the merits in a final, non-appealable determination by a court of competent jurisdiction. For the avoidance of doubt, nothing set forth in this Section 10.3(a), shall be deemed to modify, qualify or otherwise diminish any elimination, restriction or waiver of fiduciary duties that is expressly set forth in this Agreement, including pursuant to Section 10.1.
(b)Expenses, including reasonable attorneys’ fees and expenses, incurred by any Covered Person in connection with any Claim for which indemnification is available under Section 10.3 shall be paid by the Company in advance of the final disposition of such proceeding, including any appeal therefrom, upon receipt by the Company of an undertaking by or on behalf of such Covered Person to repay such amount if it shall be ultimately determined that such Covered Person is not entitled to be indemnified by the Company as authorized by this Section 10.3.
(c)The indemnification and advancement of expenses provided by or granted pursuant to this Section 10.3 shall not be deemed exclusive or in limitation of, and shall be in addition to and cumulative with, any other rights to which a Covered Person may be entitled under any agreement, as a matter of law or equity, or otherwise, both as to an action in the Covered Person’s capacity as a Covered Person, and as to an action in another capacity, and shall continue as to a Covered Person who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of each Covered Person. A Covered Person shall not be denied indemnification in whole or in part under this Section 10.3 solely because the Covered Person had an interest in the transaction with respect to which the indemnification applies if the transaction was not otherwise prohibited by the terms of this Agreement. If this Section 10.3 or any portion hereof shall be invalidated on any ground by a final, non-appealable determination by a court of competent jurisdiction, the Company shall nevertheless indemnify each Covered Person, to the fullest extent permitted by applicable law and any applicable portion of this Section 10.3 that shall not have been so invalidated.
4.Amendments
. The provisions of this Article 10 shall be deemed to be a contract between the Company and each Covered Person for so long as they and the relevant provisions of applicable law remain in effect, and no repeal or modification of such provisions or any other provision hereof shall in any manner terminate, reduce, impair or otherwise adversely affect any rights of any past, present or future Covered Person pursuant to this Article 10, including the right to indemnification and to the advancement of expenses, nor the obligations of the Company to indemnify or advance the expenses, of a Covered Person under and in accordance with the terms thereof as in effect immediately prior to the time of such repeal or modification with respect to any claims arising from or relating to matters occurring, in whole or in part, prior to such repeal or modification, regardless of when such claims may arise or be asserted, and provided such Person became a Covered Person hereunder prior to such repeal or modification. In the event that the Company or any of its successors or assigns (i) consolidates with or merges into any other Person and is not
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the continuing or surviving company or entity of such consolidation or merger, (ii) transfers or conveys all or substantially all of its properties and assets to any Person or (iii) is dissolved, then, in each such case, proper provision shall be made so that the successors and assigns of the Company shall assume all of the obligations of the Company set forth in Section 10.2 and Section 10.3.
ARTICLE 11
BOOKS AND RECORDS
1.Books and Records
. The Company shall maintain complete and accurate books and records of the Company. The rights of each Member to information under this Section 11.1 shall replace, to the fullest extent permitted by law, any and all rights to information that such Member may otherwise have under Section 18-305(a) of the Act. Each Member shall have the right, at its own expense, to inspect and copy, during normal business hours upon reasonable prior written notice to the Board, the books and records of the Company; provided that (a) such right shall be limited to one inspection per Fiscal Year per Member or group of affiliated Members; (b) the Company shall not be required to disclose information that is protected by attorney-client privilege or attorney work product doctrine; and (c) the Company shall not be required to disclose information the disclosure of which is prohibited by applicable law or any binding agreement to which the Company is a party or that is determined by the Board in its sole discretion to be competitively sensitive. Beginning with the fiscal quarter ending June 30, 2026, the Company shall furnish to each Preferred Member, within ninety (90) days after the end of each fiscal quarter, the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of operations and of cash flows for such quarter, setting forth in each case in comparative form the figures as of the end of and for the corresponding period in the previous year (subject to normal year-end audit adjustments and the absence of footnotes).
ARTICLE 12
TAX MATTERS
1.Classification
. The Company shall be classified as an association taxable as a corporation for United States federal and state income Tax purposes. The Company shall not make any election, or take any other action, to change such classification without the prior written consent of the Required Preferred Members while any Preferred Interests remain outstanding.
ARTICLE 13
MISCELLANEOUS
1.Further Assurances
. The Members shall execute and deliver all documents, instruments and certificates, provide all information, and take or refrain from taking all such further actions as may be reasonably
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necessary or appropriate to achieve the purposes of this Agreement and effect the provisions hereof, as determined by the Board.
2.Title to Company Assets
. The Company’s assets will be deemed to be owned by the Company as an entity, and no Member, individually or collectively, will have any ownership interest in any Company asset or any portion thereof.
3.Amendments
. While any Preferred Interests remain outstanding, amendments to this Agreement and to the Certificate of Formation shall be approved in writing by the Required Preferred Members (other than an amendment, modification or repeal to cure any ambiguity or correct any bona fide mistake, omission, defect or inconsistency, which such amendment, modification or repeal shall be approved in writing by the Original Member); provided that any amendments, modifications, repeals or waivers of this Agreement that adversely affect the rights, preferences, privileges or powers of the Common Interests shall require the prior written consent of the Original Member. From and after the date on which no Preferred Interests remain outstanding, amendments to this Agreement and to the Certificate Formation shall be approved in writing by the Original Member. An amendment shall become effective as of the date specified in the approval of the Required Preferred Members or the Original Member, as applicable, or, if none is specified, as of the date of such approval or as otherwise provided in the Act.
4.Successors and Assigns
. Except as otherwise provided herein, this Agreement shall inure to the benefit of and be binding upon the Company and its Members, whether so expressed or not.
5.Severability
. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement, or the applicable of such a provision to any Person or circumstance, is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
6.Notices
. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when (a) delivered personally to the recipient, (b) sent to the recipient by reputable express courier service (charges prepaid), (c) mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid or (d) emailed to the recipient if emailed before 5:00 p.m.,
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New York, New York time, on a business day, and otherwise on the next business day (provided that, in each case, the sending party does not receive an automatically generated message from the recipient’s email server that such email could not be delivered to such recipient). Such notices, demands and other communications shall be sent to the following addresses:

If to the Company, to:
NFE FLNG 2 Parent LLC
111 W. 19th Street, 8th Floor
New York, New York 10011
Attention:	General Counsel
Email:	legal@newfortressenergy.com
and if to any of the Members, to the addresses or electronic mail addresses set forth beside each of such Members’ respective names on Schedules A and B, or to such other address or electronic mail address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party.
7.Complete Agreement
. This Agreement, the documents expressly referred to herein, and the related documents of even date herewith embody the complete agreement and understanding among the parties hereto and terminate, supersede and preempt any prior understandings, agreements or representations by or among the parties hereto, written or oral, which may have related to the subject matter hereof in any way.
8.Specific Performance
. The parties hereto acknowledge and agree that irreparable damage, for which monetary damages (even if available) would not be an adequate remedy, would occur in the event that the parties do not perform any provision of this Agreement in accordance with its specified terms or otherwise breach such provisions. Accordingly, a non-breaching party shall be entitled to seek specific performance (including an injunction or other equitable relief) to prevent breaches or threatened breaches of this Agreement and the specific enforcement of the terms and provisions hereof by the parties hereto, in addition to any other remedy to which they are entitled in law or in equity, without the need to prove actual harm. Each of the parties hereto agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law. Any party seeking an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with such injunction.
9.Governing Law; Jurisdiction.
(a)This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws thereof.
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(b)To the maximum extent permitted by applicable law, any legal suit, action or proceeding against any of the Members arising out of or relating to this Agreement shall be instituted in the Delaware Court of Chancery, and each Member hereby irrevocably submits to the exclusive jurisdiction of the Delaware Court of Chancery, in any such suit, action or proceeding, provided, if (and only if) the Delaware Court of Chancery, does not have jurisdiction over such suit, action or proceeding or otherwise declines to hear such suit, action or proceeding, such suit, action or proceeding shall be instituted in any federal or state court in the State of Delaware, and each Member hereby irrevocably submits to the exclusive jurisdiction of any such court in any such suit, action or proceeding. Each Member hereby agrees to venue in such courts and hereby waives, to the fullest extent permitted by law, any claim that any such action or proceeding was brought in an inconvenient forum.
10.Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH MEMBER HEREBY IRREVOCABLY WAIVES ALL RIGHT OF TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY MATTER ARISING HEREUNDER.

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IN WITNESS WHEREOF, the undersigned has duly executed this Agreement as of the day first above written.
NFE FLNG 2 PARENT LLC
___/s/ Kevin Sullivan______________
Name:     Kevin Sullivan
Title:    Authorized Signatory
    [Signature Page to A&R LLC Agreement (NFE FLNG 2 Parent LLC)]

IN WITNESS WHEREOF, the undersigned has duly executed this Agreement as of the day first above written.
NEW FORTRESS ENERGY INC.
___/s/ Matthew Reinhard______________
Name:     Matthew Reinhard
Title:    Co-General Counsel
    [Signature Page to A&R LLC Agreement (NFE FLNG 2 Parent LLC)]

IN WITNESS WHEREOF, the undersigned has duly executed this Agreement, on behalf of the Lenders, as of the day first above written, pursuant to the power of attorney granted to the undersigned in Clause 3 of the CoreCo Plan.
NFE GLOBAL HOLDINGS LIMITED
___/s/ Matthew Reinhard______________
Name:     Matthew Reinhard
Title:    Director
    [Signature Page to A&R LLC Agreement (NFE FLNG 2 Parent LLC)]

    [Signature Page to A&R LLC Agreement (NFE FLNG 2 Parent LLC)]

SCHEDULE A

Common Members

Name	Address for Notice	Common Interests
New Fortress Energy Inc.	c/o New Fortress Energy 111 West 19th Street, 8th Floor New York, NY 10011	100%

SCHEDULE B

Preferred Members

Name	Address for Notice	Preferred Interests
Cede & Co.	c/o The Depository Trust Company 140 58th Street Brooklyn, NY 11220	100%

SCHEDULE C

Managers Schedule

Name
William P. Wall
Anthony Abate
Steven Pully